KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                     France

                                 April 28, 2003



Guinness Atkinson Funds
2020 East Financial Way, Suite 100
Glendora, California  91741

                  Re:  Guinness Atkinson Funds
                       Post-Effective Amendment No. 33
                       File No. 33-75340; ICA No. 811-8360

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 33 to Registration Statement No. 33-75340 on Form N-1A.

                                        Very truly yours,

                                        /s/ Kramer Levin Naftalis & Frankel LLP
                                        ---------------------------------------
                                            Kramer Levin Naftalis & Frankel LLP